Exhibit 3.1
FOX CORPORATION
(HEREINAFTER CALLED THE “CORPORATION”)
AMENDED AND RESTATED BY-LAWS
ARTICLE I - STOCKHOLDERS
Section 1.    Annual Meeting.
(a)    The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting in accordance with these By-laws shall be held at such place, if any, on such date, and at such time as may be fixed by the Board of Directors (hereinafter the “Board”) and stated in the notice of meeting. The Board may, in its sole discretion, determine that such meeting shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the General Corporation Law of the State of Delaware (the “DGCL”). The Board may postpone, reschedule or cancel any previously scheduled annual meeting.
Nominations of persons for election to the Board and the proposal of other business to be transacted by the stockholders of the Corporation may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board or any duly authorized committee thereof or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, on the record date for the determination of stockholders entitled to vote at the meeting, and at the time of the meeting, (B) who is entitled to vote at the meeting and (C) who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to bring nominations or business (other than business properly included in the Corporation’s proxy materials for such meeting pursuant to Rule 14a-8 of the Exchange Act, as defined below), as applicable, before an annual meeting of stockholders.
(b)    For nominations or other business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (iii) of Section 1(a) of this ARTICLE I (such stockholder bringing the notice, the “Noticing Stockholder”), (i) the Noticing Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation; (ii) such business must be a proper matter for stockholder action under the DGCL; (iii) if the Noticing Stockholder has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (4)(dd) of this Section 1(b), such Noticing Stockholder must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, and must, in either case, have included in such materials the Solicitation Notice; and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the Noticing Stockholder must not have solicited a number of proxies or votes sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a Noticing Stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the 90th day, nor earlier than the Close of Business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Noticing Stockholder must be so delivered not earlier than the Close of Business on the 120th day prior to the date of such annual meeting and not later than the Close of Business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement (as defined below) of the date of such annual meeting is first made by the Corporation). In no event shall recess or the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above, and a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-laws. Such Noticing Stockholder’s notice shall set forth (1) as to each person whom the Noticing Stockholder proposes to nominate for election or reelection as a director: all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, such person’s written consent to serve as a director if elected and to being named in the proxy statement of the Corporation and of the Noticing Stockholder as a nominee of such Noticing Stockholder, and a completed and signed questionnaire and a completed and signed representation and agreement, each as specified in Section 2a of ARTICLE I; (2) as to any other business that the Noticing Stockholder proposes to bring before the meeting: a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Noticing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment); (3) as to the Noticing Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (aa) the name and address of such Noticing Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (bb) the class and number of shares of the Corporation that are owned beneficially and of record by such Noticing Stockholder and such beneficial owner, and (cc) a representation that the Noticing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) intends to appear in person or by proxy at the meeting to propose such business or nomination; and (4) as to the Noticing Stockholder giving the notice and, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such Noticing Stockholder or beneficial owner is an entity, as to each director, executive officer, managing member or control person of such entity (any such individual or control person, a “control person”): (aa) the class or series and number of shares of stock of the Corporation which are beneficially owned by any control person as of the date of the notice, (bb) in the case of a nomination, a description of any agreement, arrangement or understanding with respect to the nomination between the nominee, on the one hand, and such Noticing Stockholder, beneficial owner and/or control person, and any of their respective affiliates or associates, on the other hand, (cc) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Noticing Stockholder’s notice by, or on behalf of, such Noticing Stockholder, beneficial owner or control person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Noticing Stockholder or such beneficial owner, with respect to securities of the Corporation, (dd) (I) a representation as to whether the Noticing Stockholder will engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act), (II) in the case of a proposal, a representation as to whether such Noticing Stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, and (III) in the case of a nomination or nominations, the statement required by Rule 14a-19(b)(3) of the

Exchange Act (or any successor provision) (an affirmative statement of such intent, a “Solicitation Notice”), (ee) any direct or indirect legal, economic or financial interest (including short interest) of such Noticing Stockholder, any beneficial owner and/or control person, any of their respective affiliates or associates, or any proposed nominee in the outcome of any vote to be taken at (I) any meeting of stockholders of the Corporation or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or other business proposed by any Noticing Stockholder under this Section 1(b), (ff) the names and addresses of other stockholders (including beneficial owners) known by the Noticing Stockholder, the beneficial owners, if any, on whose behalf the proposal or nomination is made, and any proposed nominees to provide financial, in-kind or otherwise material support with respect to such proposal or nomination, and to the extent known the class and number of all shares or other securities of the Corporation owned beneficially or of record by such other stockholder(s) or other beneficial owner(s) (it being understood that delivery of a revocable proxy with respect to such proposal or nomination shall not in itself require disclosure under this clause (ff)), and (gg) any other information relating to such Noticing Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. A Noticing Stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this Section 1 or Section 2 of ARTICLE I of the By-laws) shall update and supplement such notice from time to time, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). In addition, if a Noticing Stockholder has delivered to the Corporation a notice relating to a proposed nomination for election to the Board, such Noticing Stockholder shall deliver to the Corporation, not later than 10 days prior to the date of the meeting to propose such nomination or any adjournment or postponement thereof, reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). The Corporation may, as a condition to any such nomination or other business being deemed properly brought before any meeting of stockholders, require any Noticing Stockholder or proposed nominee to furnish such other information within five Business Days of any such request as it may reasonably request, including, without limitation, such other information as may reasonably be required by the Board, in its sole discretion, to determine the eligibility of such proposed nominee to serve as a director of the Corporation and such other information that could be material to a reasonable stockholder’s understanding of the proposed nominee’s independence.
Notwithstanding anything in the second sentence of the preceding paragraph of this Section 1(b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 10 days prior to the last day a Noticing Stockholder may deliver a notice of nominations in accordance with the second sentence of the preceding paragraph of this Section 1(b), a Noticing Stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which such public announcement is first made by the Corporation.

Only persons nominated in accordance with the procedures set forth in this Section 1 shall be eligible to serve as directors and only such other business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1. Except as otherwise provided by law, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 1(b), unless otherwise required by law, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1(b), to be considered a qualified representative of the Noticing Stockholder, a person must be authorized by a writing executed by such Noticing Stockholder or an electronic transmission delivered by such Noticing Stockholder to act for such Noticing Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
For purposes of these By-laws, (i) the terms “affiliate” and “associate” shall have the meanings attributed to such terms in Rule 12b-2 under the Exchange Act, (ii) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or obligated by executive order to close, (iii) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day, and (iv) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding the foregoing provisions of this Section 1(b), a Noticing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1(b). Nothing in this Section 1(b) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 1(b) shall be subject to the rights of the holders of any one or more outstanding series of Series Common Stock or Preferred Stock, voting separately by class or by series, as applicable, to elect directors pursuant to the provisions of the Certificate of Incorporation of the Corporation, as may be amended or restated from time to time, including any and all Certificates of Designations with respect to any Series Common Stock or Preferred Stock of the Corporation (hereinafter the “Certificate of Incorporation”).
Section 2.    Special Meetings.
(a)    Except as otherwise required by law or as provided in the Certificate of Incorporation, special meetings of stockholders of the Corporation (i) may be called by the Board pursuant to a resolution approved by a majority of the total number of directors then constituting the entire Board, without regard to any vacancies on the Board (the “entire Board”), or by the Chair or a Vice or Deputy Chair, and (ii) shall be called by the Secretary of the Corporation upon the written request (such request, a “Special Meeting Request”) of holders of record of not less than the requisite percentage of the Corporation’s voting shares outstanding in accordance with the Certificate of Incorporation. The foregoing notwithstanding, whenever the holders of any one or more outstanding series of Series Common Stock or Preferred Stock shall have the right, voting separately by class or by series, as applicable, to elect directors at any annual meeting or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be subject to the terms of the provisions of the Certificate of Incorporation with respect to such series of Series Common Stock or Preferred Stock. The Board may, in its sole discretion, determine that such meeting shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the DGCL. The Board may postpone, cancel or reschedule any previously scheduled special meeting.
    No stockholder may submit a Special Meeting Request without first submitting a request, in proper written form to the Secretary at the principal executive offices of the Corporation, that the Board fix a record date for determining stockholders entitled to submit a Special Meeting Request pursuant to clause (ii) of Section 2(a) (a “Requested Record Date”). To be in proper written form, such request shall be signed and dated by the stockholder of record submitting the request and shall set forth as to such stockholder of record, each proposed item of business and each proposed director nominee, as applicable, all information, statements, questionnaires, representations, and acknowledgements required to be set forth in a Noticing Stockholder’s notice as if each item of business or director nominee were to be considered at an annual meeting of stockholders pursuant to Section 1(b) of ARTICLE I (including a completed and signed questionnaire and a completed and signed representation and agreement, each as specified in Section 2a of ARTICLE I).
(b)        Within 10 Business Days after the Secretary receives a request to fix a Requested Record Date in compliance with Section 2(a) of ARTICLE I, the Board shall adopt a resolution fixing a Requested Record Date, which Requested Record Date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board. Notwithstanding anything else in these By-laws, if no resolution fixing a Requested Record Date has been adopted by the Board within 10 Business Days after the date on which such a request to fix a Requested Record Date was received by the Secretary, the Requested Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received by the Secretary.
(c)        Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any committee thereof or (ii) by any stockholder of record of the Corporation, if (x) the Noticing Stockholder’s notice required by the first paragraph of Section 1(b) of ARTICLE I (including a completed and signed questionnaire and a completed and signed representation and agreement, each as specified in Section 2a of ARTICLE I) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting, (y) the procedures provided for in clauses (ii), (iii) and (iv) of the first paragraph of Section 1(b) of ARTICLE I and the fourth and fifth sentences of such paragraph shall have been complied with, and (z) such Noticing Stockholder is a stockholder of record at the Requested Record Date and is entitled to vote at the meeting. In no event shall the public announcement of a recess or an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Noticing Stockholder’s notice as described above.

Section 2a.    Additional Required Information.
To be eligible to be a nominee for election or reelection as a director of the Corporation, at the same time the notice required by Section 1 or Section 2, as applicable, of ARTICLE I is delivered to the Corporation, a person must also deliver to the Secretary at the principal executive offices of the Corporation a completed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all policies applicable to directors from time to time, including, without limitation, corporate governance, director resignation policy, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (copies of which shall be provided by the Corporation upon written request). A stockholder of record identified by name may obtain a copy of the form of questionnaire and written representation and agreement by contacting the Secretary in writing at the principal executive offices of the Corporation, and the Secretary shall provide such copies within five Business Days of such request.
Section 3.    Notice of Meetings.
Except as otherwise provided herein or required by applicable law (meaning, here and hereinafter, as required from time to time by the DGCL) or the Certificate of Incorporation, notice of the place, if any, date and time of a meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be given by mailing, postage prepaid, or by such other form of notice permitted by the DGCL, a copy of such notice addressed to each stockholder of the Corporation entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting at his, her or its address as recorded on the books of the Corporation, not less than 10 nor more than 60 days before the date on which the meeting is to be held.
When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 3; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Section 4.    Quorum.
At any meeting of the stockholders, the holders of a majority in voting power of all of the outstanding shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation. Where a separate vote by a class or series or classes or series is required by law or by the Certificate of Incorporation, a majority in voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, unless otherwise provided in the Certificate of Incorporation with respect to any class or series of Series Common Stock or Preferred Stock.
If a quorum shall fail to attend any meeting, the chair of the meeting may adjourn the meeting from time to time, without notice other than by announcement to the meeting, to another date, place and time until a quorum shall be present.
Section 5.    Organization.
The Chair of the Board of the Corporation, or, in his or her absence, such person as designated in these By-laws, or in the absence of such a person, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or represented by proxy, shall call to order any meeting of the stockholders and act as chair of the meeting. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary, or in the absence of any Assistant Secretary of the Corporation, any person the chair of the meeting appoints shall act as the Secretary of the meeting.
Section 6.    Place of Meetings.
Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting given in accordance with ARTICLE VI.
Section 7.    Conduct of Business.
The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of meetings as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business at the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 8.    Proxies and Voting.
At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.
Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder.
At all meetings of stockholders for the election of directors, each director shall be elected by a majority of the votes cast; provided that, if the election is contested, the directors shall be elected by a plurality of the votes cast. An election shall be contested if (a) the Secretary of the Corporation receives notice that one or more stockholders has proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the advance notice requirements for stockholder nominations set forth in these By-laws, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements, and (b) such nomination or nominations have not been formally and irrevocably withdrawn by such stockholder(s) on or prior to the date that is 10 days in advance of the date that the Corporation gives notice of the meeting to the stockholders. For purposes of this Section 8 of these By-laws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).
Unless otherwise provided by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, any other question brought before any meeting of stockholders shall be determined by the affirmative vote of a majority of the votes cast thereon by the holders represented and entitled to vote thereon.
Section 9.    Stock List.
The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days ending on the date before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.

The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 9 of this ARTICLE I or to vote in person or by proxy at any meeting of stockholders.
Section 10.    Inspection of Elections.
Before any meeting of stockholders, the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. No person who is a candidate for an office at an election may serve as an inspector at such election.
The inspectors shall, in accordance with these By-laws and the Certificate of Incorporation, ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination made by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.
The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots, the inspectors shall act in accordance with applicable law.
ARTICLE II – BOARD OF DIRECTORS
Section 1.    Number, Election and Term of Directors.
Except as otherwise provided for or fixed pursuant to the provisions of the Certificate of Incorporation relating to the special rights of the holders of one or more series of Series Common Stock or Preferred Stock then outstanding to elect additional directors, the total number of directors constituting the entire Board shall be not less than three with the then-authorized number of directors being fixed from time to time exclusively by the Board. Subject to the special rights of the holders of one or more series of Series Common Stock or Preferred Stock then outstanding to elect directors, the directors of the Corporation shall be elected annually at each annual meeting of stockholders of the Corporation and will hold office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.
Section 2.    Newly Created Directorships and Vacancies.
Subject to the special rights of the holders of one or more series of Series Common Stock or Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal from office in accordance with the Certificate of Incorporation, these By-laws, or any applicable law or pursuant to an order of a court. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.    Regular Meetings.
Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. Meetings may be held either within or without the State of Delaware. A notice of each regular meeting shall not be required.
Section 4.    Special Meetings.
Special meetings of the Board may be called by the Chair of the Board, by the Lead Director, if any, by the Vice or Deputy Chair, by the Chief Executive Officer, by the President or by two or more directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Meetings may be held either within or without the State of Delaware. Notice thereof, stating the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than four days before the meeting, or personally by telephone, telegraph, or telex, electronic transmission or similar means of communication not less than 12 hours before the meeting, or on such shorter notice as the person or persons calling the meeting may deem necessary and appropriate under the circumstances. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 5.    Quorum; Vote Required for Action.
Except as may be otherwise provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. The directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 6.    Participation in Meetings by Conference Telephone.
Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 7.    Conduct of Business; Action by Consent.
At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine. The Board may take action without a meeting if all members thereof consent thereto in writing or by electronic transmission. After the action is taken, the consent or consents shall be filed with the minutes of proceedings of the Board in accordance with applicable law.
Section 8.    Powers.
Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities these By-laws expressly confer upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws required to be exercised or done by the stockholders.

Section 9.    Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid other compensation as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for serving on a committee.
Section 10.    Emergency By-laws.
In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.
ARTICLE III - COMMITTEES
Section 1.    Committees of the Board.
The Board shall designate such committees as may be required by the rules of The Nasdaq Global Select Market (or any other principal United States exchange upon which the shares of the Corporation may be listed) and may from time to time designate other committees of the Board (including an executive committee), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.
Section 2.    Conduct of Business.
Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, any such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of ARTICLE II applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report to the Board when required.

ARTICLE IV - OFFICERS
Section 1.    General.
The officers of the Corporation shall be elected by the Board and shall consist of a Chief Executive Officer and a Secretary. The Board, in its sole discretion, may also elect one or more Chairs of the Board (any such Chair must be a director of the Corporation but need not be an officer of the Corporation), Vice or Deputy Chairs, Presidents, Chief Financial Officers, Chief Operating Officers, Treasurers, Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The Board may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any contrary provision hereof. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable.
Section 2.    Election.
The Board shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time solely by the Board, which determination may be by resolution of the Board or in any By-law provisions duly adopted or approved by the Board; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. The salaries of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President and certain other officers designated by the Board shall be fixed from time to time by the Board or by a committee designated by the Board. The Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President or other person designated by such officers shall have the authority to fix from time to time the salaries of all other elected officers not otherwise fixed, or not otherwise subject to approval or ratification, by the Board or by a committee designated by the Board. Any officer elected by the Board may be removed at any time by the Board with or without cause. Only the Board may fill any vacancy occurring in any office of the Corporation.
Section 3.    Chair of the Board.
The Chair of the Board of the Corporation shall preside at all meetings of the Board and of stockholders (unless the Board designates another person) and shall have such other duties as from time to time may be assigned to him or her by the Board. During the absence, disability, or at the request of the Chair of the Board, if a Lead Director has been designated, such Lead Director shall preside at all meetings of the Board and of stockholders and shall have such other duties as from time to time may be assigned to him or her by the Board. In the absence or disability of both the Lead Director and the Chair of the Board, the Vice or Deputy Chair shall preside at all meetings of the Board and of stockholders and shall have such other duties as from time to time may be assigned to him or her by the Board, and the Board shall designate a director to perform the duties and exercise the powers of the Lead Director, if any. In the absence or disability of the Vice or Deputy Chair in addition to the absence or disability of both the Lead Director and the Chair of the Board, another person designated by the Board shall preside at all meetings of the Board and of stockholders. For the avoidance of doubt, to the extent the Board appoints more than one Chair, reference to each “Chair” in these By-laws means any Chair acting alone.

Section 4.    Vice or Deputy Chair of the Board.
The Vice or Deputy Chair shall report and be responsible to the Chair of the Board. The Vice or Deputy Chair shall have such powers and perform such duties as from time to time may be assigned or delegated to him or her by the Board or are incident to the office of Vice or Deputy Chair. During the absence or disability of the Chair of the Board, or at the request of the Chair of the Board, the Vice or Deputy Chair or another person designated by the Board shall perform the duties and exercise the powers of the Chair of the Board.
Section 5.    Chief Executive Officer.
The Chief Executive Officer shall, subject to the provisions of the By-laws and the control of the Board, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board. He or she shall have the right to delegate any of his or her powers to any other officer or employee. In the absence or disability of the Chief Executive Officer, the person designated by the Board shall perform the duties and exercise the powers of the Chief Executive Officer.
Section 6.    Chief Operating Officer.
The Chief Operating Officer shall have such powers and perform such duties as from time to time may be prescribed for him or her by the Board or are incident to the office of Chief Operating Officer.
Section 7.    Chief Financial Officer.
The Chief Financial Officer shall have such powers and perform such duties as from time to time may be prescribed for him or her by the Board or are incident to the office of Chief Financial Officer.
Section 8.    President.
The President shall have such powers and perform such duties as from time to time may be prescribed for him or her by the Board or are incident to the office of President.
Section 9.    Senior Executive Vice Presidents.
The Senior Executive Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Senior Executive Vice President.
Section 10.    Executive Vice Presidents.
The Executive Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them by the Board or are incident to the office of Executive Vice President.
Section 11.    Senior Vice Presidents.
The Senior Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Senior Vice President.

Section 12.    Vice Presidents.
The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Vice President.
Section 13.    Secretary.
The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the By-laws of the Corporation at the principal executive office of the Corporation or such other place as the Board may order.
The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a stock register, or a duplicate stock register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, and of the Board and any committees thereof required by these By-laws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board.
Section 14.    Treasurer.
The Treasurer shall have such powers and perform such duties as from time to time may be prescribed for him or her by the Board or are incident to the office of Treasurer.
Section 15.    Other Officers.
Such other officers or assistant officers as the Board may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
Section 16.    Execution of Contracts and Other Documents.
Each officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances, or any other document or instrument which is authorized by the Board or is required to be executed in the ordinary course of business of the Corporation, except in cases where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board to some other officer or agent of the Corporation.

Section 17.    Action with Respect to Securities of Other Entities.
Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the President or any other officer or officers authorized by the Board, the Chair of the Board, the Chief Executive Officer or the President, and any such officer may, in the name of and on behalf of the Corporation, vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or securities of, or interests in, or issued by, any other corporation or entity and take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution from time to time, confer like powers upon any other person or persons.
ARTICLE V - STOCK
Section 1.    Certificates of Stock; Uncertificated Shares.
The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, which shall include, without limitation, the Chair of the Board, the Vice Chair of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer. Where a certificate is countersigned by (i) a transfer agent or (ii) a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature appears on the certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 2.    Transfers of Stock.
Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his, her or its attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof. Certificated shares shall be transferred only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Uncertificated shares shall be transferred by delivery of a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation or uncertificated shares.
Section 3.    Record Date.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c)    If the Certificate of Incorporation shall provide that any holders of Series Common Stock or Preferred Stock may act by a consent in writing, then (unless otherwise provided in the Certificate of Incorporation) the record date for determining such stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 3(c). Any person seeking to have any such stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner prescribed by the DGCL, unless prior action by the Board is required under the DGCL, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
Section 4.    Lost, Stolen or Destroyed Certificates.
The Corporation may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.    Record Owners.
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VI - NOTICES
Section 1.    Notices.
Whenever notice is required by law, the Certificate of Incorporation or these By-laws, except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by electronic transmission in accordance with the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. Notice shall be given:
(a)    If mailed, when deposited in the U.S. mail, postage prepaid;
(b)    If delivered by courier service, the earlier of when the notice is received or left at such person address;
(c)    If given by electronic mail, when directed to the person’s electronic mail address;
(d)    If given by facsimile, when directed to the number which the person has consented to receive notice;
(e)    If given by other form of electronic transmission (other than posting on an electronic network), when directed to the person; and
(f)    If given to stockholders by posting on an electronic network, as provided by law.
Section 2.    Waivers.
A written waiver or a waiver by electronic transmission of any notice, signed or given by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice of such meeting except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII - INDEMNIFICATION
Section 1.    Indemnification.
Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or any of the Corporation’s direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director or officer of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or in any other capacity (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in such person’s official capacity or in any other capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to serve as a director or officer or in any other capacity and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 3 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
Section 2.    Advancement of Expenses.
The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including reasonable attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that no such advancement of expenses shall be made except upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision or order from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE VII or otherwise.
Section 3.    Enforcement.
The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VII shall be contract rights. If (i) a claim for indemnification after the final disposition of a proceeding under such Section 1 is not paid in full within 60 days after a written claim has been received by the Corporation or (ii) a claim for an advancement of expenses under Section 2 is not paid in full by the Corporation within 20 days after a written claim (together with the requisite undertaking) has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL, and (b) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including the Board, any committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, any committee thereof, independent legal counsel, or its stockholders) that the indemnitee has not met such standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct. In the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or not entitled to such advancement of expenses, under this ARTICLE VII or otherwise, shall be on the Corporation.
Section 4.    Rights Non-Exclusive.
The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors, or otherwise.
Section 5.    Insurance.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
Section 6.    Indemnification by Other Enterprises.
The Corporation’s obligation, if any, to provide an advancement of expenses to or to indemnify any person who was or is serving as a director of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may be entitled to receive as an advancement of expenses or as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.
Section 7.    Repeal or Modification.
Any right to indemnification or to advancement of expenses of any indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
Section 8.    Indemnification of, or Advancement of Expenses to, Other Persons.
The Corporation may, to the extent authorized from time to time by the Board, grant indemnification rights and rights to the advancement of expenses to any employee or agent of the Corporation or to any officer, director, employee or agent of any direct or indirect subsidiary of the Corporation or other enterprise not otherwise entitled to rights to an advancement of expenses or indemnification under this ARTICLE VII to the fullest extent of the provision of this

ARTICLE VII and as permitted by the DGCL with respect to the indemnification and advancement of expenses to an indemnitee.
ARTICLE VIII - MISCELLANEOUS
Section 1.    Facsimile/Electronic Signatures.
In addition to the provisions for use of facsimile/electronic signatures elsewhere specifically authorized in these By-laws, facsimile/electronic signatures of any officer or officers of the Corporation may be used.
Section 2.    Corporate Seal.
The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 3.    Reliance upon Books, Reports and Records.
Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, to the fullest extent permitted by law be protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 4.    Fiscal Year.
The fiscal year of the Corporation shall be as fixed by the Board.
Section 5.    Time Periods.
Unless otherwise required by law, the Certificate of Incorporation or these By-laws, in applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be included, and the day of the event shall be excluded.
Section 6.    Disbursements.
All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
Section 7.    Severability.
If any provision of these By-laws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these By-laws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX - AMENDMENTS
In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, repeal, alter or amend these By-laws by the vote of a majority of the entire Board. In addition to any requirements of law and any other provision of the Certificate of Incorporation or any resolution or resolutions of the Board adopted pursuant to ARTICLE IV of the Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 65% or more of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of these By-laws.
ARTICLE X - CORPORATE OPPORTUNITIES
Section 1.    Certain Acknowledgements; Definitions.
This ARTICLE X of the By-laws was adopted by the Board pursuant to and in accordance with Section 122(17) of the DGCL. It is recognized and anticipated that (a) certain Covered Stockholders (as defined below), directors and officers of the Corporation and its Subsidiaries (as defined below) (collectively, the “Overlap Persons”) are or may become stockholders, directors, officers, employees and agents of News Corporation (“NWS”) and its Affiliates (as defined below) (excluding any entity that is an Affiliate by reason of being an Affiliate of a Covered Stockholder without regard to NWS’s control thereof) and their respective successors (each of the foregoing is an “Other Entity”), (b) the Corporation and its Subsidiaries, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by any Other Entity and other business activities that overlap with or compete with those in which such Other Entity may engage, (c) the Corporation or its Subsidiaries may have an interest in the same areas of business opportunity as an Other Entity, (d) the Corporation will derive substantial benefits from the service as directors or officers of the Corporation and its Subsidiaries of Overlap Persons, and (e) it is in the best interests of the Corporation that the rights of the Corporation, and the duties of any Overlap Persons, be determined and delineated as provided in this ARTICLE X in respect of any Potential Business Opportunities (as defined below) and in respect of the agreements and transactions referred to herein. The provisions of this ARTICLE X will, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation and its Covered Stockholders, officers and directors who are Overlap Persons in connection with any Potential Business Opportunities and in connection with any agreements and transactions referred to herein. Nothing in this ARTICLE X is intended to, and will not be construed to, expand any person’s fiduciary duties under applicable law. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, will be deemed to have notice of and to have consented to the provisions of this ARTICLE X. References in this ARTICLE X to “directors,” “officers,” “employees” and “agents” of any person will be deemed to include those persons who hold similar positions or exercise similar powers and authority with respect to any Other Entity that is a limited liability company, partnership, joint venture or other non-corporate entity. The term “person” as used in this ARTICLE X shall have the meaning set forth in Section 5(a) of Article IV of the Certificate of Incorporation. For the purpose of this ARTICLE X, “Affiliate” shall mean, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. For the purpose of this ARTICLE X, “Covered Stockholders” shall mean stockholders of the Corporation who are: (x) K. Rupert Murdoch, his wife, child or more remote issue, or brother or sister or child or more remote issue of a brother or sister (the “Murdoch Family”) or (y) any person directly or indirectly controlled by one or more members of the Murdoch Family (a “Murdoch Controlled Person”); provided that a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Murdoch Family if a majority of the trustees of such trust are members of the Murdoch Family or may be removed or replaced by any one or more of the members of the Murdoch Family and/or Murdoch Controlled Persons; provided further, however, that no person who previously constituted a “Covered Stockholder” of the Corporation shall continue to constitute a “Covered Stockholder” of the Corporation from and after the first date upon which all such “Covered Stockholders” beneficially own, in the aggregate, less than 10% of the voting common stock of either NWS or the Corporation. The term “beneficial ownership” as used in this ARTICLE X shall have the meaning set forth in Section 5(a) of Article IV of the Certificate of Incorporation. For purposes of this ARTICLE X, the term “Subsidiary” or “Subsidiaries” means a corporation, limited liability company, partnership, joint venture or other business entity where at least (A) 50% of the equity interests are owned or controlled, directly or indirectly, by the Corporation or (B) 50% of the voting interests are owned or controlled, directly or indirectly, by the Corporation.
Section 2.    Duties of Directors and Officers Regarding Potential Business Opportunities; Renunciation of Interest in Potential Business Opportunities.
If a Covered Stockholder, director or officer of the Corporation who is an Overlap Person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its Subsidiaries, in which the Corporation or any of its Subsidiaries could, but for the provisions of this ARTICLE X, have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”), (a) such Overlap Person will, to the fullest extent permitted by law, have no duty or obligation to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to an Other Entity, such Overlap Person shall have no duty or obligation to refer such Potential Business Opportunity to the Corporation or to any of its Subsidiaries or to give any notice to the Corporation or to any of its Subsidiaries regarding such Potential Business Opportunity (or any matter related thereto), (b) if such Overlap Person refers a Potential Business Opportunity to an Other Entity, such Overlap Person, to the fullest extent permitted by law, will not be liable to the Corporation or any of its Subsidiaries or any of its stockholders as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation or any of its Subsidiaries, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to or otherwise inform the Corporation or any of its Subsidiaries regarding such Potential Business Opportunity or any matter relating thereto, (c) any Other Entity may participate, engage or invest, independently or with others, in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to such Other Entity by an Overlap Person, and (d) if a Covered Stockholder, director or officer who is an Overlap Person refers a Potential Business Opportunity to an Other Entity, then, as between the Corporation and/or its Subsidiaries, on the one hand, and such Other Entity, on the other hand, the Corporation and its Subsidiaries shall be deemed to have renounced, to the fullest extent permitted by law, any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Overlap Person having been presented or offered, or otherwise acquiring knowledge of, such Potential Business Opportunity.
Section 3.    Amendment of Article X.
No alteration, amendment or repeal of, or adoption of any provision inconsistent with, any provision of this ARTICLE X will have any effect upon (a) any agreement between the Corporation or a Subsidiary thereof and any Other Entity, that was entered into before the time of such alteration, amendment or repeal or adoption of any such inconsistent provision (the “Amendment Time”), or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the Amendment Time,

(b) any transaction entered into between the Corporation or a Subsidiary thereof and any Other Entity, before the Amendment Time, (c) the allocation of any business opportunity between the Corporation or any Subsidiary thereof and any Other Entity before the Amendment Time, or (d) any duty or obligation owed by any Covered Stockholder, director or officer of the Corporation or any Subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such Covered Stockholder, director or officer was offered, or of which such Covered Stockholder, director or officer otherwise became aware, before the Amendment Time (regardless of whether any proceeding relating to any of the above is commenced before or after the Amendment Time).
ARTICLE XI - FORUM SELECTION
Unless the Corporation consents in writing to the selection of or otherwise elects an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XI.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

This provision shall be enforceable by any party to a complaint covered by the provisions of this ARTICLE XI.

The foregoing Amended and Restated By-laws were adopted by the Board, effective as of February 6, 2024.